NUMBER

FSL

CLASS A COMMON STOCK

freescale™ semiconductor

SHARES

CUSIP 35687M 10 7

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFICATE IS TRANSFERABLE IN NEW YORK, NY AND RIDGEFIELD PARK, NJ

This Certifies that

is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF CLASS A COMMON STOCK PAR VALUE $.01 PER SHARE OF

Freescale Semiconductor, Inc. transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon the surrender of this Certificate properly endorsed or accompanied by appropriate stock power. This Certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

Freescale Semiconductor, Inc. CORPORATE SEAL DELAWARE

CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

FREESCALE SEMICONDUCTOR, INC.

This certificate also evidences and entitles the holder hereof to certain rights as set forth in an Agreement between Freescale Semiconductor, Inc. and Mellon Investor Services LLC, dated as of July 7, 2004, as it may be amended from time to time (the "Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal executive offices of Freescale Semiconductor, Inc. Under certain circumstances, as set forth in the Agreement, such Class A Rights (as defined in the Agreement) will be evidenced by separate certificates and will no longer be evidenced by this certificate. Freescale Semiconductor, Inc. will mail to the holder of this certificate a copy of the Agreement without charge after receipt of a written request therefor. As set forth in the Agreement, Class A Rights beneficially owned by any Person (as defined in the Agreement) who becomes an Acquiring Person (as defined in the Agreement) become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM — as tenants in common
TEN ENT — as tenants by the entireties
JT TEN — as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT — .... Custodian ....
(Cust) (Minor)
under Uniform Gifts to Minors
Act ....
(State)

Additional abbreviations may also be used though not in the above list.

For value received, ______________________ *hereby sell, assign and transfer unto*

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

____

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE OF ASSIGNEE)

____

____

____ *Shares*

of the Common Stock represented by the within Certificate and do hereby irrevocably constitute and appoint

____ *Attorney*

to transfer such stock on the books of the within-named Corporation with full power of substitution in the premises.

Dated ____________________

____
SIGNATURE

____
SIGNATURE

NOTICE: THE SIGNATURE(S) TO THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THIS CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER.

SIGNATURE(S) GUARANTEED: ______________________________

THE SIGNATURE(S) TO THIS ASSIGNMENT SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.